UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2014

GLOBAL BRASS AND COPPER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35938	06-1826563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

475 N. Martingale Road Suite 1050 Schaumburg, IL	60173
(Address of principal executive offices)	(Zip Code)

(847) 240-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy simultaneously the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 18, 2014, Global Brass and Copper Holdings, Inc. (the “Company”) issued a press release reporting financial results for the fourth quarter and full year of 2013 and providing its guidance for the full year of 2014. A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 2.02 or Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of CEO John H. Walker and Election of John J. Wasz

On March 17, 2014, John H. Walker announced his retirement and resignation as the Chief Executive Officer of the Company effective immediately. Mr. Walker will continue as non-executive Chairman of the Company’s Board of Directors (the “Board”), for a term ending at the 2016 annual meeting of stockholders of the Company. The Board thanks Mr. Walker for his years of dedicated service and his many contributions to the Company.

Also on March 17, 2014, the Company announced that the Board has elected John J. Wasz as the new Chief Executive Officer and President of the Company effective immediately. The Board also elected Mr. Wasz as a Class II director to fill an existing vacancy on the Board in accordance with the Company’s Amended and Restated Certificate of Incorporation, effective immediately.

Mr. Wasz, age 53, has served as President of the Company since September 6, 2013, as the Chief Operating Officer of the Company since January 9, 2012, and as the President of Olin Brass since 2010. From 2008 to 2009, Mr. Wasz was the special advisor to the chief executive officer of Aleris International, Inc. From 2004 to 2008, Mr. Wasz served as executive vice president and president of Aleris Rolled Products North America, an aluminum manufacturer. Prior to that time, from 1999 to 2001, he served as executive vice president and president of Alflex, a manufacturer of electrical armored cable, and prior to that Mr. Wasz held the position of vice president of operations of Alflex. Additionally, Mr. Wasz has served in several other management capacities at other predecessor companies. Except as disclosed in the Company’s Prospectus Supplement, dated January 22, 2014, under the heading “Certain Relationships and Related Party Transactions,” Mr. Wasz does not have any other relationships requiring disclosure under Item 404(a) of Regulation S-K.

In connection with the transition, commencing on March 18, 2014, Mr. Wasz will receive an initial annual base salary of $725,000 and will be eligible to receive a target annual bonus equal to 100% of his base salary. Mr. Wasz will continue to be eligible to participate in the Company’s Omnibus Equity Incentive Plan. The Company and Mr. Wasz are negotiating a new employment agreement, which is expected to be effective in the near future.

On March 17, 2014, the Board also approved compensation for Mr. Walker in connection with his retirement as Chief Executive Officer and retention as the non-executive Chairman of the Board. Mr. Walker will receive an annual retainer of $261,000 per year for his service as non-executive Chairman of the Board. In addition, the Company will provide for 18 months of continuing health benefits coverage under COBRA (the Consolidated Omnibus Budget Reconciliation Act, as amended) from his last date of employment with the Company, and he will receive compensation under the terms of his existing employment agreement through April 4, 2014.

A copy of the press release announcing Mr. Wasz’s election as Chief Executive Officer and Mr. Walker’s retirement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Robert T. Micchelli Severance Agreement

On March 17, 2014, the Company entered into an amended and restated severance agreement with its Chief Financial Officer, Robert T. Micchelli (the “Severance Agreement”). The Severance Agreement provides for payments to Mr. Micchelli if the Company terminates his employment with the Company without “Cause” or if he resigns from employment with the Company for “Good Reason” (each as defined in the Severance Agreement).

If Mr. Micchelli is terminated without Cause or resigns for Good Reason, his Severance Agreement entitles him to an amount, payable in a cash lump sum, equal to (i) one year of base pay at the highest rate of base salary during the one year period immediately prior to the termination and (ii) the higher of (x) the target annual bonus amount for the year preceding the termination, (y) the average annual bonus over the three years immediately prior to his termination, and (z) 70% of one year of base pay at the highest rate of base salary during the one year period immediately prior to the termination. In addition, Mr. Micchelli would be entitled to (i) continued health and welfare participation for one year following such occurrence (unless he obtains coverage from a new employer), (ii) COBRA coverage at the end of such one year period (if he has not obtained new coverage), (iii) reimbursement in an amount not to exceed $25,000 for up to 12 months of senior executive-level career transition assistance, and (iv) vesting of his equity awards shall be accelerated as described in the following paragraph.

If Mr. Micchelli has attained age 60 years on or before his termination without Cause or his resignation for Good Reason, his equity awards, shall vest in accordance with all of the applicable equity award agreements then in effect. If Mr. Micchelli has not attained age 60 years on or before such termination, a portion of his equity awards shall become vested. The portion of his unvested options and unvested restricted stock that become vested upon the termination shall be equal to a percentage determined by multiplying the number of unvested option shares and unvested restricted shares by a fraction, the numerator of which is the number of calendar days between October 2, 2013, and the termination, and the denominator of which is 730 (the “Pre-60 Percentage”). The portion of his unvested performance shares that become vested and earned upon the termination (i) shall be calculated in accordance with the terms of the applicable performance share award agreement as if Mr. Micchelli had terminated due to retirement after attaining age 60 years, and (ii) then that number of performance shares earned shall be multiplied by the Pre-60 Percentage. Any other unvested equity awards held by Mr. Micchelli shall become earned and/or vested in accordance with the terms and operation of the applicable award agreement, multiplied by the Pre-60 Percentage.

Mr. Micchelli is subject to a non-competition covenant that extends for 12 months following his termination of employment for any reason, a loyalty covenant that extends for 24 months following his termination of employment for any reason, a nondisparagement covenant, as well as a confidentiality covenant extending for five years following any termination of the Severance Agreement.

In consideration for Mr. Micchelli’s agreement to relinquish his right (under his prior agreement) to terminate employment and collect full severance upon the retirement of John H. Walker as CEO, to retain Mr. Micchelli until at least age 60, and to incentivize him to identify and prepare his successor, the Company agreed to make a lump sum cash payment under the amended Severance Agreement in the amount of $400,000 on the date Mr. Micchelli attains age 60, provided generally, that he (i) remains continuously employed by the Company as Chief Financial Officer until he attains age 60 and (ii) shall have used his best efforts to identify, recruit, or prepare one or more potential candidates for succession to the position of Chief Financial Officer. Notwithstanding the foregoing, if Mr. Micchelli leaves employment before he attains age 60 because he has been terminated other than for Cause, resigns for Good Reason or by reason of death or Disability (as defined in the Severance Agreement) before that date, the Company will also make the lump sum cash payment to him of $400,000. All severance payments and benefits are contingent upon Mr. Micchelli executing a general release in claims in favor of the Company.

The Severance Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The above description of the Severance Agreement is not complete and is qualified in its entirety by reference to Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Exhibit Description

10.1	Severance Agreement, by and between Robert T. Micchelli and Global Brass and Copper, Inc., dated March 17, 2014.

99.1	Press release issued March 17, 2014, announcing Mr. Wasz’s election as Chief Executive Officer and Mr. Walker’s retirement and resignation.

99.2	Press release issued March 18, 2014, announcing financial results, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL BRASS AND COPPER HOLDINGS, INC.

Date: March 19, 2014	By:	/s/ Robert T. Micchelli
		Name:	Robert T. Micchelli
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Severance Agreement, by and between Robert T. Micchelli and Global Brass and Copper, Inc., dated March 17, 2014.

99.1	Press release issued March 17, 2014, announcing Mr. Wasz’s election as Chief Executive Officer and Mr. Walker’s retirement and resignation.

99.2	Press release issued March 18, 2014, announcing financial results, furnished herewith.